Zendesk Shareholder Letter Q1 2019 - 1

Introduction $181.5M We began 2019 by delivering 40% revenue growth in the quarter (year over year), up nearly two Q1 2019 Revenue percentage points compared to the year-over-year growth achieved for the ﬁrst quarter of 2018. The ﬁrst quarter followed a seasonal pattern we 40% typically expect at the start of the year: a larger mix of new deals with small and midsized Q1 2019 Y/Y Revenue Growth businesses, with The Zendesk Suite showing enable our customers to modernize their exceptionally strong performance in the quarter, as architectures and build better customer we continued to build opportunities for future experiences. In concert with these growth deals with mid-market and enterprise companies. initiatives, we are investing to mature our Demand for our products remains strong as operations and planning processes to deliver companies around the world, large and small, durable revenue growth and scale. seek to transform their businesses by adopting Consistent with our key growth objectives, our modern software architectures and applications. revenue growth in the ﬁrst quarter was Our growth is driven by favorable global market broad-based. In addition to maintaining healthy trends and our dedication to delivering seamless, growth with our SMB customers, we continue our omnichannel experiences on behalf of our evolution upmarket as evidenced by the customers. percentage of our annual recurring revenue from We are investing for high growth with three key customers with 100 or more Zendesk Support priorities. First, we are building on our strength agents, which was 40% at the end of the ﬁrst with SMBs by driving product innovation and quarter compared to 38% a year ago. Growth value, delivering the ability to scale, and continues to be driven by attracting new customer maintaining friction-free buying experiences, accounts and executing on our land-and-expand particularly as we expand our family of products strategy. Our paid customer accounts surpassed across a broader set of CRM categories. Second, 145,000, and our dollar-based net expansion rate we are advancing our move upmarket by investing remained healthy at 118%. Additionally, we had in the expansion of our product and go-to-market solid revenue growth in every region in the ﬁrst capabilities to serve larger, more complex use quarter of 2019, with revenue up 39% in the U.S., cases. Finally, we are building our open and 38% in EMEA, 39% in APAC, and 57% in other ﬂexible CRM platform, Zendesk Sunshine, which is regions compared to a year ago. built on open standards and the public cloud, to Zendesk Shareholder Letter Q1 2019 - 2

Our annual revenue run rate surpassed $700 million, up from approximately $100 million at the time of our IPO nearly ﬁve years ago. Over the past ﬁve years, global market demand for better customer experiences has vastly increased, and our products and platform have signiﬁcantly expanded and evolved to meet companies’ and customers’ fast-changing needs. We are in a strong position as we continue to build our company, products, and platform to deliver the customer experiences of the future. We are investing in strategic initiatives to become a multibillion-dollar revenue company that continues to deliver durable growth and scale. Summary Financial Table See a reconciliation of non-GAAP measures presented at the end of this letter. In our presentations of non-GAAP net income in our shareholder letter for each of the quarters ending June 30, 2018, September 30, 2018, and December 31, 2018, and the year ended December 31, 2018, we inaccurately determined our hypothetical income tax eﬀect, which was one of the adjustments in the calculation of non-GAAP net income and its reconciliation to GAAP net loss. We have now revised our non-GAAP net income calculations (and our reconciliations to GAAP net loss) and non-GAAP net income per share for each of such quarters and the year ended December 31, 2018, and such revised information is provided at the end of this letter. Zendesk Shareholder Letter Q1 2019 - 3

Investments Driving Growth Our broad-based growth in the ﬁrst quarter reﬂects the strength of our products, our improved sales and marketing initiatives, and global trends that are driving high demand. Our investments to broaden our product portfolio and platform with seamlessly integrated omnichannel experiences and enterprise-scale capabilities—all on the open, modern cloud—have signiﬁcantly strengthened our competitive position and driven high revenue growth. Our products have become an important, strategic, and integral part of many companies’ businesses—from SMB to mid-market and enterprise organizations—as they digitally transform to better serve their customers. With customers in more than 160 countries and territories and approximately half of our revenue coming from outside of the U.S., our products demonstrate broad global appeal. Focus on Small and Midsized Businesses Our roots are in democratizing software for businesses of all sizes by developing beautifully simple customer experience solutions that are easy to use, implement, and scale—providing companies with a competitive edge. Given the ease and strategic importance of our products, small and midsized companies have always been an important part of our business and continue to drive high demand and sales growth. In the last couple years, we have signiﬁcantly enhanced our oﬀering for small and midsized businesses. Last May’s introduction of The Zendesk Suite—our omnichannel bundle—elevated our competitiveness by delivering a truly seamless, omnichannel solution, which better serves the preferences of today’s customers and companies. Since its launch, sales of The Suite have far exceeded our expectations. By oﬀering a frictionless purchasing experience and integrated omnichannel solution, The Suite has attracted more than 3,500 paid customer accounts as of the end of the ﬁrst quarter. Since launching, The Suite’s availability has signiﬁcantly expanded our average deal size, thanks to its higher price point and the wall-to-wall subscription to multiple products that are included in the bundle. Zendesk Shareholder Letter Q1 2019 - 4

Zendesk Sell, our sales force automation software product introduced last November, extended our capabilities to serve more of the customer journey. In its ﬁrst full quarter, Sell delivered a very solid performance and exceeded our early expectations. Although one quarter does not indicate a trend, we have seen strong interest from both existing Support customers and ﬁrst-time Zendesk customers. Customers identify the product’s ease of use, intuitive user interface, enhanced productivity, and pipeline visibility as areas of particular value. We will continue to focus our eﬀorts with Sell on small and midsized businesses for the remainder of the year. Over time, our vision for Sell is to seamlessly integrate it with our core products and Sunshine and to continue to optimize it for larger customers. We continue to mature our go-to-market initiatives for small and midsized businesses, which are often best served through a self-serve or low-touch model. We are investing in building the eﬃciency of our velocity sales model. We continually reﬁne and FPO improve our website, making it easier for customers to understand our products, begin a free trial, and become paying customers. We fuel a healthy lead generation engine with digital marketing. Recently, we ramped our startup program, which provides young companies with Zendesk products and guidance from Zendesk specialists on setting up their software and putting the customer experience at the center of their businesses. We have helped thousands of startups in recent years across diﬀerent industries to build relationships with their earliest customers and scale their customer service as they grow. Our startup program works with accelerators, incubators, and venture capitalists around the world to identify young companies that could strategically beneﬁt from implementing customer experience software. Since expanding our program last September, we have onboarded more than 1,200 startups and provided them with the tools to deliver the best experiences for their customers. Zendesk Shareholder Letter Q1 2019 - 5

Focus on Mid-Market and Enterprise Businesses Our go-to-market initiatives with mid-market and enterprise customers have greatly improved based on opportunities we are pursuing, and Expansion of our business with mid-market and enterprise customers we are targeting more conversations with CIOs, partners, and the is an important part of our growth strategy. With our expanding and developer community. We continue to expand our teams with the maturing family of customer experience software products and CRM expertise necessary to serve enterprise customers as strategic platform, we are increasingly evolving from a software vendor to a partners and increase our executive engagement with strategic trusted partner that is deeply engaged with our customers to support customer accounts. Areas of particular focus for investment include their customer experience transformations. Over the past few years, enterprise sales, professional services, pre-sales solution consulting, the percentage of our annual recurring revenue from customers with success, and advocacy. We are training our sales force to sell 100 or more Zendesk Support agents has expanded to 40%, up from solutions, as opposed to products, which is important for customers of 38% a year ago and 25% in the ﬁrst quarter of 2015. all sizes. Our larger customers have signiﬁcant expansion opportunities We have built enterprise-level capabilities into our products, so they and beneﬁt from programs that build and nurture stronger can deliver solutions for a growing number of larger and more intricate relationships. We recently welcomed our ﬁrst chief customer oﬃcer, use cases. Additionally, with the launch of The Zendesk Suite, many who has already launched strategic programs including a customer enterprise customers are either purchasing the enterprise version of lifecycle initiative to create data-powered and deliberate customer The Suite or building their own customized omnichannel bundles engagements to enhance customer experience and value realization. based on their unique needs. We continue to mature and better As we move upmarket to serve more complex use cases, partners integrate our products across a broader spectrum of the customer become increasingly important for designing and implementing journey and also incorporate increasingly sophisticated artiﬁcial transformative customer engagements. With our partner strategy intelligence into our products in order to provide the best customer deﬁned and investments made in the partner organization, 2019 is the and agent experiences. year to expand on the foundation. Partners have responded positively, as evidenced by the addition of new solution providers and business process outsourcing partners and our developing relationships with global systems integrators. We expect to see greater contribution to revenue from our partner initiatives starting in 2020 and beyond. Zendesk Shareholder Letter Q1 2019 - 6

Since the launch of Zendesk Sunshine in November, many customers have shown great interest in our modern, open CRM platform that is built in the public cloud on Amazon Web Services, and customers have started to implement Sunshine components. With the proliferation of channels for communicating and accessing information, customers today are more informed, empowered, and fast-moving than ever before. Meanwhile, proprietary data and technology models make it challenging to bring together increasing amounts of more-scattered data in order to build modern customer experiences. With Sunshine, organizations will be able to use their favorite developer tools to design a connected, contextually rich view of the customer experience and become more proactive in serving and engaging with their customers. During the rest of 2019, we will expand access and improve the reliability of the Sunshine platform, expanding its capabilities and deepening its integration across our family of products and external data sources. Additionally, we are building out our sales processes, use case scenarios and playbooks, developer community tools, and partner strategy to support Sunshine. Zendesk Shareholder Letter Q1 2019 - 7

The Zendesk Customer Experience Trends Report

During the first quarter, we published *The Zendesk Customer Experience Trends Report 2019*. The report is based on the Zendesk Benchmark—which aggregates product usage data from approximately 45,000 organizations using Zendesk that have opted in to share their anonymized data—supplemented by surveys and focus groups that gauge the attitudes of customer service managers, customer service agents, and competitors. Zendesk's Benchmark data and reports provide a rare, objective view of customer interactions and operations across thousands of companies worldwide. This insight helps our customers better assess how their own operations compare with other companies so they can benchmark and improve their own customer experience programs. This most recent Zendesk Benchmark report explores how top organizations tackle customer support to identify what separates leaders from everyone else.


The Zendesk Customer Experience Trends Report 2019

The report shows that 84% of customers say customer service is important when deciding which companies get their business. Meanwhile their expectations continue to increase, with nearly half of customers surveyed saying their expectations are higher than they were a year ago. Agents agree—nearly 60% of them told us customers are more demanding today. New technologies that allow organizations to build relationships directly with customers have raised the stakes for everyone.

The report also identifies specific areas where organizations of all sizes, in every industry, can close this gap between customer expectations and actual experiences. The report highlights five key customer experience trends:

1. Customers already expect integrated omnichannel support
2. A support platform should be open, flexible, and powered by connected customer data
3. Customers want proactive engagement, but organizations aren't there yet
4. Artificial intelligence is already driving great experiences for customer experience pioneers
5. The right culture, processes, and tools are critical ingredients for success

Zendesk Shareholder Letter Q1 2019 - 8

Timeline Timeline Note: Timeline not to scale. *Annual run rate is based on annualizing our quarterly revenue. Zendesk Shareholder Letter Q1 2019 - 9

Scaling for the Future Leadership Team We are scaling our operations to support our global growth and momentum as we build Zendesk to be a multibillion-dollar revenue company. To help us achieve our objectives, we have expanded our board of directors and leadership by welcoming talent with proven experience scaling businesses. On April 24, 2019, Michael Curtis joined our board of directors, bringing more than 15 years of experience in leading engineering organizations and product innovation at some of the world’s fastest-growing companies. Mike most recently served as the vice president of engineering of Airbnb, an online marketplace and hospitality service company, from February 2013 to March 2019. Prior to that, he served as a director of engineering of Facebook from August 2011 to February 2013 and vice president of engineering at Yahoo! from January 2004 to August 2011. Mike currently serves as a trustee on the board of Harvey Mudd College. We also recently expanded our leadership team with the addition of a chief customer oﬃcer, chief information oﬃcer, senior vice president of product, and senior vice president of product marketing. These proven enterprise leaders are an important part of our strategy to provide platforms and products to help companies around the world transform their customer experiences. Zendesk Shareholder Letter Q1 2019 - 10

Elisabeth Zornes joined us as Zendesk’s ﬁrst chief customer oﬃcer, after departing her previous role as general manager of global support for Microsoft Oﬃce. As CCO, Elisabeth represents the collective voice of Zendesk’s 145,000 paid customer accounts and leads the teams responsible for helping customers onboard and maximize the beneﬁts of the company’s growing product portfolio. She will help us better engage and serve customers from small and midsized companies to large enterprises. Elisabeth brings 20 years of experience as a leader in customer support, operations, and services, most recently leading global customer support for Microsoft Oﬃce consumers, enterprise customers, and partners. Colleen Berube joined us as chief information oﬃcer, having been executive in residence with PwC where she worked on a range of commercial and internal initiatives. She focuses internally on ensuring that we have business systems to support our growth and scale. She is leading the cross-functional eﬀort to make Zendesk the best customer of our own products and services. She also represents us externally with CIOs and helps Zendesk customers think through their digital transformations. Prior to PwC, Colleen was vice president of IT for Adobe Systems. She was a key leader during Adobe’s digital transformation, taking them from boxed software to cloud leader. Colleen’s background is broad, having shepherded many diﬀerent types of companies through digital transformations, as well as having developed and run modern IT organizations. Shawna Wolverton joined us as senior vice president of product. A former Salesforce executive, Shawna comes to Zendesk with more than 15 years experience in product management and leadership. Most recently, she was the chief product oﬃcer at Planet, where she launched satellites that monitored the surface of planet Earth. Prior to that, she was senior vice president for product management at Salesforce, where she oversaw all platform development. Shawna leads our global product management team. She develops and executes on the overall product vision, working alongside go-to-market leadership to ensure Zendesk’s products meet customer needs and hit company growth targets. Mark Woollen joined us as senior vice president of product, platform, and partner marketing and strategy. Mark has more than 20 years of leadership experience at a number of successful SaaS companies and deep expertise in go-to-market and product strategy, as well as enterprise product management and marketing. Mark was chief product oﬃcer at Radius Intelligence, senior vice president of product marketing Sales Cloud at Salesforce, and vice president of CRM product strategy at Oracle. Mark leads our product and platform marketing teams and go-to-market strategy, and is responsible for ensuring close alignment between our product and marketing strategy and execution. Zendesk Shareholder Letter Q1 2019 - 11

Cloud Infrastructure Serving our customers with a modern, open platform is key to Zendesk’s success. To ensure we maintain ﬂexibility and agility as we scale, we are continuing our investments in cloud services-based infrastructure. We have completed the migration of all of our customers’ accounts from co-located data centers to cloud infrastructure. Now that the customer migration is complete, we are decommissioning our co-located data centers, which we expect to deliver a positive impact on our gross margin of approximately one percentage point starting later in 2019. We will also begin to better optimize our use of Amazon Web Services with our customers to boost productivity and advance our product and platform capabilities. Zendesk Shareholder Letter Q1 2019 - 12

Customers

Among the customers to join or expand with us recently are:

BlaBlaCar
A France-based car-sharing company

Boom Supersonic
A U.S.-based company that aspires to bring back supersonic passenger flight at an affordable price

Bukalapak
An Indonesia-based e-commerce company

Douchebags
A Norway-based maker of luggage for urban and active lifestyles

Game Retail Limited
A British-based video game retailer

Gympass
A discovery platform that helps employees of corporate partners find and access fitness facilities in 15 countries

Holland & Barrett
A British-based health and wellness retailer

Ideagen
A British-based supplier of compliance-based information management software

Loft
A Brazil-based company that is reinventing the process of buying and selling real estate

Lyreco
A France-based distributor of workplace supplies

MakeSpace
A U.S.-based on-demand storage company

Mediaset / Infinity
An Italy-based media company

NTT DATA
A Japan-based IT services provider

NTUC FairPrice
A Singapore-based supermarket retailer

Nykaa
A India-based online beauty and wellness destination offering 1,000+ brands and products

The Book Depository
An international book retailer based in the U.K.

Zendesk Shareholder Letter Q1 2019 - 13

Bukalapak

Indonesia-based Bukalapak's company value of customer obsession helped fuel its nine-year growth into one of the largest e-commerce companies in Southeast Asia. The company has 7,000 agents using Zendesk to provide services for its 50 million users, which includes consumers and businesses. Using Zendesk Support, Chat, and Guide, Bukalapak has seen an increase in customer satisfaction and a more efficient agent workflow.

Gympass

Gympass partners with companies to offer employees discounted access to a network of 44,700+ fitness centers in 15 countries across the Americas and Europe. Gympass's Latin American team adopted Zendesk Support, Guide, Chat, and Explore in May 2018 to offer integrated omnichannel support and better scale its support operations. Since implementing Zendesk, Gympass has seen a 30% boost in productivity.

MakeSpace

Full-service storage company MakeSpace is expanding into 20 new North American markets through a joint venture. The organization tapped Zendesk to help the customer support team efficiently deliver an exceptional customer experience during this period of significant customer growth. MakeSpace selected Zendesk's omnichannel solution for its ability to deliver a flexible, personalized customer experience while increasing organizational efficiency, collaboration, and business insight.


AYO BELANJA DI BUKALAPAK
DAN DUKUNG
UKM INDONESIA
ANEKA
FASHION
AYO
BERSEPEDA
40%
40%
Bukalapak


Gympass


MakeSpace
was here.

Zendesk Shareholder Letter Q1 2019 - 14

In February 2019, Zendesk was mentioned as a Customers' Choice in the *Gartner Peer Insights "Voice of the Customer": IT Service Management Tools* report, based solely on data gathered from Peer Insights.



Disclaimer: Gartner Peer Insights Customers' Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

The Gartner References described herein, (the "Gartner References") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner") and are not representations of fact. Each Gartner Reference speaks as of its original publication date (and not as of the date of this Shareholder Letter), and the opinions expressed in the Gartner References are subject to change without notice.

Zendesk was included in the Constellation ShortList for Cloud Customer Service and Contact Center Software for Q1 2019.

The Constellation ShortList program offers buyers of technology a list of offerings to consider in their pursuit of digital transformation. The Constellation ShortList presents vendors in different categories of the market relevant to early adopters. Customer service and contact center software helps solve customer challenges faster by offering the right tools and support, regardless of channel or device.

constellation ShortList™

Zendesk Shareholder Letter Q1 2019 - 15

Operating Metrics A key metric we use to gauge our penetration within larger organizations is represented by the % of Total percentage of Support ARR generated by Quarter-Ending customers with 100 or more Support agents. That Support ARR percentage was approximately 40% at the end of from paid customer the ﬁrst quarter of 2019, compared to 40% at the accounts with 100+ end of the fourth quarter of 2018 and 38% at the Support agents end of the ﬁrst quarter of 2018. Our dollar-based net expansion rate, which we use to quantify our annual expansion within existing customers, was 118% at the end of the ﬁrst quarter, compared to 119% at the end of the fourth quarter of 2018. Our dollar-based net expansion rate was 120% at the end of the ﬁrst quarter of 2018. Consistent with expectations in prior quarters, we believe a healthy dollar-based net expansion rate for Zendesk is 110% - 120%. Dollar-Based Net Expansion Rate Zendesk Shareholder Letter Q1 2019 - 16

As we successfully move upmarket, we believe an indicator of our mid-market and enterprise execution is encompassed in the growth of remaining performance obligation (RPO). RPO represents future revenues that are under contract but have not yet been recognized. As we continue to move upmarket to serve enterprise customers and deliver more complex and strategic use cases, we have landed longer contract terms with our customers. Remaining Performance Obligation (RPO) in millions Zendesk Shareholder Letter Q1 2019 - 17

Social Impact Social impact has long been a foundational element of Zendesk’s culture and brand. Promoting empathy to solve complex social issues is core to our values, as we believe it is an important way for employees to engage with work, our customers, and our communities around the globe. Our goals for social impact fall into three core areas: being a good neighbor, which focuses on the employee experience of investing in their communities by volunteering; standing up for equality, where we will make key investments and strive to support and nurture diverse workplaces and communities; and democratizing technology, where we aim to bring technology to organizations committed to social change. As part of these goals, Zendesk employees have committed to giving six hours of their time volunteering in their communities each year. In the ﬁrst quarter, Zendesk employees volunteered more than 3,500 hours in their local communities. Some of our global program management and marketing employees participated in skilled volunteering during the quarter to help non-proﬁt organizations evaluate their programs and implement new marketing plans or operationalize current marketing plans. We launched our 2019 partnership with the SaaStock conference series to advocate the value of diversity and inclusivity at their conferences and moderate panels on the value of building diversity into early stage startups. We also formalized a partnership with Backstage Capital, an accelerator program that focuses on helping women and underrepresented entrepreneurs build their businesses. Zendesk’s $30,000 investment will allow six London-based entrepreneurs to go through a rigorous three-month accelerator program. Zendesk Shareholder Letter Q1 2019 - 18

Select Financial Measures Quarter-over-quarter comparisons (q/q) are for the three months ended March 31, 2019, compared to the three months ended December 31, 2018. Year-over-year comparisons (y/y) are for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. See a reconciliation of non-GAAP measures presented at the end of this letter. Zendesk Shareholder Letter Q1 2019 - 19

Guidance intangibles of approximately $9 million, and acquisition-related expenses of approximately $4 million For the quarter ending June 30, 2019, we expect to report: • Approximately 111 million weighted average shares outstanding (basic) • Revenue in the range of $191 - 193 million • Approximately 121 million weighted average shares outstanding • GAAP operating income (loss) in the range of $(44) - (42) million, (diluted) which includes share-based compensation and related expenses of approximately $41 million, amortization of purchased intangibles of • Free cash ﬂow in the range of $55 - 65 million approximately $2 million, and acquisition-related expenses of We have not reconciled free cash ﬂow guidance to net cash from approximately $1 million operating activities for the full year 2019 because we do not provide • Non-GAAP operating income (loss) in the range of $0 - 2 million, which guidance on the reconciling items between net cash from operating excludes share-based compensation and related expenses of activities and free cash ﬂow, as a result of the uncertainty regarding, and approximately $41 million, amortization of purchased intangibles of the potential variability of, these items. The actual amount of such approximately $2 million, and acquisition-related expenses of reconciling items will have a signiﬁcant impact on our free cash ﬂow and, approximately $1 million accordingly, a reconciliation of net cash from operating activities to free cash ﬂow for the full year 2019 is not available without unreasonable • Approximately 110 million weighted average shares outstanding (basic) eﬀort. • Approximately 120 million weighted average shares outstanding Zendesk’s estimates of share-based compensation and related (diluted) expenses, amortization of purchased intangibles, acquisition-related expenses, weighted average shares outstanding, and free cash ﬂow in For the full year ending December 31, 2019, we expect to report: future periods assume, among other things, the occurrence of no • Revenue in the range of $802 - 810 million additional acquisitions, investments or restructurings, and no further revisions to share-based compensation and related expenses. • GAAP operating income (loss) in the range of $(164) - (160) million, which includes share-based compensation and related expenses of approximately $165 million, amortization of purchased intangibles of approximately $9 million, and acquisition-related expenses of approximately $4 million • Non-GAAP operating income (loss) in the range of $14 - 18 million, which excludes share-based compensation and related expenses of approximately $165 million, amortization of purchased Zendesk Shareholder Letter Q1 2019 - 20

Condensed consolidated statements of operations (In thousands, except per share data; unaudited) Zendesk Shareholder Letter Q1 2019 - 21

Condensed consolidated balance sheets (In thousands, except par value; unaudited) Zendesk Shareholder Letter Q1 2019 - 22

Condensed consolidated statements of cash ﬂows (In thousands; unaudited) Zendesk Shareholder Letter Q1 2019 - 23

Non-GAAP results (In thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter. Zendesk Shareholder Letter Q1 2019 - 24

(Continued) Non-GAAP results (In thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter. Zendesk Shareholder Letter Q1 2019 - 25

Revised Non-GAAP Net In our presentations of non-GAAP net income (which is a non-GAAP ﬁnancial measure) in our earnings release and Income Calculation shareholder letter for each of the quarters ending June 30, 2018, September 30, 2018, and December 31, 2018, and the year ended December 31, 2018, we inaccurately determined our hypothetical income tax eﬀect, which was one of the adjustments in the calculation of non-GAAP net income and its reconciliation to GAAP net loss. We have now revised our (In thousands, except non-GAAP net income calculations (and our reconciliations to GAAP net loss) and non-GAAP net income per share for per share data) each of such quarters and the year ended December 31, 2018 and such revised information is provided below. No revisions have been made to any other adjustments in the calculation of each of non-GAAP net income or non-GAAP net income per share for such periods, and our consolidated ﬁnancial results as calculated under GAAP are not aﬀected. (1) We previously reported non-GAAP net income of $3.1 million, $9.9 million, $11.2 million, and $23.0 million, for the three months ended June 30, 2018, September 30, 2018, and December 31, 2018, and for the year ended December 31, 2018, respectively. Zendesk Shareholder Letter Q1 2019 - 26

About Zendesk Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any The best customer experiences are built with Zendesk. Zendesk’s powerful and ﬂexible customer forward-looking statements made in this shareholder letter to reﬂect events or circumstances after service and engagement platform scales to meet the needs of any business, from startups and the date of this shareholder letter or to reﬂect new information or the occurrence of unanticipated small businesses to growth companies and enterprises. Zendesk serves businesses across a events, except as required by law. multitude of industries, with more than 125,000 paid customer accounts oﬀering service and support in more than 30 languages. Headquartered in San Francisco, Zendesk operates worldwide About Non-GAAP Financial Measures with 16 oﬃces in North America, Europe, Asia, Australia, and South America. Learn more at To provide investors and others with additional information regarding Zendesk’s results, the www.zendesk.com. following non-GAAP ﬁnancial measures were disclosed: non-GAAP gross proﬁt and gross margin, Forward-Looking Statements non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash This shareholder letter contains forward-looking statements, including, among other things, ﬂow, and free cash ﬂow margin. statements regarding Zendesk’s future ﬁnancial performance, its continued investment to grow its business, and progress toward its long-term ﬁnancial objectives. Words such as “may,” “should,” Speciﬁcally, Zendesk excludes the following from its historical and prospective non-GAAP ﬁnancial “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future measures, as applicable: expectation or intent regarding Zendesk’s ﬁnancial results, operations, and other matters are Share-based Compensation and Amortization of Share-based Compensation Capitalized in intended to identify forward-looking statements. You should not rely upon forward-looking Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. statements as predictions of future events. It is principally aimed at aligning their interests with those of its stockholders and at long-term The outcome of the events described in these forward-looking statements is subject to known and retention, rather than to address operational performance for any particular period. As a result, unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, share-based compensation expenses vary for reasons that are generally unrelated to ﬁnancial and performance, or achievements to diﬀer materially, including (i) adverse changes in general operational performance in any particular period. economic or market conditions; (ii) Zendesk’s ability to adapt its products to changing market Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer dynamics and customer preferences or achieve increased market acceptance of its products; (iii) taxes related to its employee stock transactions as an expense that is dependent on its stock price, Zendesk’s ability to eﬀectively expand its sales capabilities; (iv) Zendesk’s ability to eﬀectively employee exercise and other award disposition activity, and other factors that are beyond market and sell its products to larger enterprises; (v) Zendesk’s expectation that the future growth Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to reasons that are generally unrelated to ﬁnancial and operational performance in any particular generate suﬃcient revenues to achieve or sustain proﬁtability; (vi) the intensely competitive market period. in which Zendesk operates and the diﬃculty that Zendesk may have in competing eﬀectively; (vii) Zendesk’s ability to introduce and market new products and to support its products on a shared Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, services platform; (viii) Zendesk’s ability to integrate acquired businesses and technologies including the amortization of the cost associated with an acquired entity’s developed technology, as successfully or achieve the expected beneﬁts of such acquisitions; (ix) Zendesk’s ability to items arising from pre-acquisition activities determined at the time of an acquisition. While these eﬀectively manage its growth and organizational change, including its international expansion intangible assets are evaluated for impairment regularly, amortization of the cost of purchased strategy; (x) potential breaches in Zendesk’s security measures or unauthorized access to its intangibles is an expense that is not typically aﬀected by operations during any particular period. customers’ data; (xi) Zendesk's ability to comply with privacy and data security regulations; (xii) the Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction development of the market for software as a service business software applications; (xiii) potential costs, integration costs, restructuring costs, and acquisition-related retention payments, including service interruptions or performance problems associated with Zendesk’s technology and amortization of acquisition-related retention payments capitalized in internal-use software, as events infrastructure; (xiv) real or perceived errors, failures, or bugs in its products; (xv) Zendesk’s that are not necessarily reﬂective of operational performance during a period. In particular, Zendesk substantial reliance on its customers renewing their subscriptions and purchasing additional believes the consideration of measures that exclude such expenses can assist in the comparison of subscriptions; and (xvi) Zendesk’s ability to accurately forecast expenditures on third-party managed operational performance in diﬀerent periods which may or may not include such expenses. hosting services. Amortization of Debt Discount and Issuance Costs: In March 2018, Zendesk issued $575 million of The forward-looking statements contained in this shareholder letter are also subject to additional convertible senior notes due in 2023, which bear interest at an annual ﬁxed rate of 0.25%. The risks, uncertainties, and factors, including those more fully described in Zendesk’s ﬁlings with the imputed interest rate of the convertible senior notes was approximately 5.26%. This is a result of the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended debt discount recorded for the conversion feature that is required to be separately accounted for as December 31, 2018. Further information on potential risks that could aﬀect actual results will be equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. included in the subsequent periodic and current reports and other ﬁlings that Zendesk makes with The debt discount is amortized as interest expense together with the issuance costs of the debt. the Securities and Exchange Commission from time to time, including its Quarterly Report on Form The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and 10-Q for the quarter ended March 31, 2019. we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in diﬀerent periods. Zendesk Shareholder Letter Q1 2019 - 27

Income Tax Effects: Zendesk utilizes a fixed long-term projected tax rate in its computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, Zendesk utilizes a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as Zendesk's current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Zendesk operates. For the year ended December 31, 2019, Zendesk has determined the projected non-GAAP tax rate to be 21%. Zendesk will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2019 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk's free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2019 is not available without unreasonable effort.

Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin for future periods beyond the current fiscal year because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk's non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort.

Zendesk's disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk's cost of revenue, amortization of purchased intangibles primarily related to developed technology, and acquisition-related expenses. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk's infrastructure and customer experience organization.

Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk's non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk's operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, and acquisition-related expenses, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

Non-GAAP gross margin for the fourth quarter of 2018 excludes $5.0 million in share-based compensation and related expenses (including $0.4 million of amortization of share-based compensation capitalized in internal-use software and $0.2 million of employer tax related to employee stock transactions), $1.6 million of amortization of purchased intangibles, and $0.1 million of acquisition-related expenses. Non-GAAP operating loss and non-GAAP operating margin for the fourth quarter of 2018 exclude $36.9 million in share-based compensation and related expenses (including $3.6 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $2.2 million of acquisition-related expenses, and $2.2 million of amortization of purchased intangibles. Free cash flow for the fourth quarter of 2018 includes cash used for purchases of property and equipment of $8.2 million and internal-use software development costs of $1.5 million.

Zendesk Shareholder Letter Q1 2019 - 28

About Operating Metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts on Zendesk Support, Zendesk Chat, and its other products, dollar-based net expansion rate, annual recurring revenue represented by its churned customers, and the percentage of its annual recurring revenue from Support originating from customers with 100 or more agents on Support.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of (i) the number of accounts on Support, exclusive of its legacy Starter plan, free trials, or other free services, (ii) the number of accounts using Chat, exclusive of free trials or other free services, and (iii) the number of accounts on all of its other products, exclusive of free trials and other free services, each as of the end of the period and as identified by a unique account identifier. In the quarter ended June 30, 2018, Zendesk began to offer an omnichannel subscription which provides access to multiple products through a single paid customer account, Zendesk Suite. All of the Suite paid customer accounts are included in the number of accounts on all of Zendesk's other products and are not included in the number of paid customer accounts using Support or Chat. Existing customers may also expand their utilization of Zendesk's products by adding new accounts and a single consolidated organization or customer may have multiple accounts across each of Zendesk's products to service separate subsidiaries, divisions, or work processes. Other than usage of Zendesk's products through its omnichannel subscription offering, each of these accounts is also treated as a separate paid customer account.

Zendesk's dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plans, and the purchase of additional products as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk's dollar-based net expansion rate is based upon annual recurring revenue for a set of paid customer accounts on its products. Zendesk determines the annual recurring revenue value of a contract by multiplying the monthly recurring revenue for such contract by twelve. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any platform usage above the subscription base, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other GAAP financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk's base revenue. Zendesk defines its base revenue as the aggregate annual recurring revenue across its products for customers with paid customer accounts as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate annual recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that Zendesk identifies involving the consolidation of customer accounts or the split of a single paid customer account into multiple paid customer accounts. In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that are used to determine the base revenue. Giving effect to this consolidation results in Zendesk's dollar-based net expansion rate being calculated across approximately 102,200 customers, as compared to the approximately 145,600 total paid customer accounts as of March 31, 2019.

To the extent that Zendesk can determine that the underlying customers do not share common corporate information, Zendesk does not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining its dollar-based net expansion rate. While not material, Zendesk believes the failure to account for these activities would otherwise skew the dollar-based net expansion metrics associated with customers that maintain multiple paid customer accounts across its products and paid customer accounts associated with reseller and other similar channel arrangements.

Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, Sell, its legacy Starter plan, free trials, or other free services into its measurement of dollar-based net expansion rate.

For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk's periodic reports filed with the Securities and Exchange Commission.

Zendesk's percentage of annual recurring revenue from Support that is generated by customers with 100 or more agents on Support is determined by dividing the annual recurring revenue from Support for paid customer accounts with 100 or more agents on Support as of the measurement date by the annual recurring revenue from Support for all paid customer accounts on Support as of the measurement date. Zendesk determines the customers with 100 or more agents on Support as of the measurement date based on the number of activated agents on Support at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information. For the purpose of determining this metric, Zendesk builds an estimation of the proportion of annual recurring revenue from Suite attributable to Support and includes such portion in the annual recurring revenue from Support.

Zendesk does not currently incorporate operating metrics associated with products other than Support into its measurement of the percentage of annual recurring revenue from Support that is generated by customers with 100 or more agents on Support.

Zendesk determines its annual revenue run rate by multiplying the revenue generated over its most recently completed quarter by four.

Zendesk Shareholder Letter Q1 2019 - 29

Customer Metrics Geographic Information Revenue mix by geography FPO Source: Zendesk, Inc. Contact: Investor Contact Karen Sansot, +1 415-852-3877 ir@zendesk.com Media Contact Tian Lee, +1 415-231-0847 press@zendesk.com Zendesk Shareholder Letter Q1 2019 - 30